Exhibit 10.3

Offer of Employment
for
William S. Watters, P.E.

Position: Mine Manager, COO Ruby Gold Inc.  Once RGI is independent, promotion to CEO and a seat on the Board of Directors

Reporting to: Mr. Perry Leopold

Office and Site Location: Ruby Mine and Office in Nevada City, CA

Effective Date: March 3, 2014

Monthly Rate: Starting at $12,000/ month 1st year; automatic pay increase of $1,000/month in each of years 2, 3, 4 and 5 so that salary is $16,000/month by year 5.

Allowance for Med/Den: Expensed at actual cost.

Vehicle: Company truck or SUV.  Use of personal truck to be expensed at 120% of IRS mileage rate.

Cell Phone: Personal cell phone billing portion related to RGI business to be expensed at cost.

Expense Reimbursement: In addition to medical, auto and cell phone expenses, Mr. Watters will be entitled to reasonable expenses incurred for professional organizations related to the mining industry.  These expenses will be for membership dues, meetings and associated activities.

Vacation: 4 weeks per year, prorated over the first year of employment.  Two weeks are planned during the summer of 2014.

Severance: A severance payment for non-voluntary termination, due to circumstances unrelated to job performance, will be paid as follows: Severance Payment = (48-A) x the monthly salary, or 6 times the monthly salary, whichever is greatest.  (Where A equals the cumulative number of months already worked).

Signing Bonus: NBRI will issue to William Watters, 100,000 NBRI shares as a signing bonus.

Trade Shows, Conventions and Professional Development: Mr. Watters may attend trade shows, conventions and professional development programs providing they are appropriate for his job function, and can be scheduled to not interfere with important and critical work related responsibilities.  All expenses directly related to attendance of these events will be paid by the company.

Acceptance: I agree to accept the employment terms stated above between William Watters and Ruby Gold Inc.  The starting date will be March 3, 2014.

  /s/ Perry Leopold                                                                                               /s/ William S. Watters
Perry Leopold, President, Ruby Gold, Inc.                                                                                                     William S. Watters, P.E.

Date:  February 16, 2014__________________